UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 29, 2008
TUMBLEWEED COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-26223	94-3336053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Saginaw Drive, Redwood City, California		94063
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code		(650) 216-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2008, the Board of Directors of Tumbleweed Communications Corp. (the "Company") approved awards of restricted stock to the Named Executive Officers of the Company.  James P. Scullion, Chief Executive Officer and President, received an award of 48,226 shares, Taher Elgamal, Chief Technology Officer, received an award of 40,012 shares, Timothy Conley, Chief Financial Officer and Senior Vice President, Finance, received an award of 31,705 shares, Nicholas W. Hulse, Executive Vice President, Worldwide Field Operations, received an award of 8,837 shares and Bernard J. Cassidy, Senior Vice President, General Counsel and Secretary, received an award of 9,302 shares.  The shares were awarded in lieu of cash bonuses that otherwise were due.  All shares granted pursuant to these restricted stock awards were granted at par value.  The recipient’s interest in the restricted stock shall vest on February 1, 2009 without risk of forfeiture for termination of employment or otherwise.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form of award agreement, which will be subsequently filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUMBLEWEED COMMUNICATIONS CORP.

	By:	/s/ Bernard J. Cassidy
	Name:	Bernard J. Cassidy
	Title:	Senior Vice President and General Counsel

Date: May 5, 2008